UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   April 22, 2004

KNAPE & VOGT MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number 00001859

Michigan (State of Incorporation) 2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive offices)	38-0722920 (IRS Employer Identification No.) 49505 (Zip Code)

(616) 459-3311
(Telephone Number)

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(c)	Exhibits

99.1	Press Release dated April 22, 2004

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 22, 2004, Knape & Vogt Manufacturing Company issued a press release announcing results for the second quarter ended March 27, 2004. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2004 —————————————— Date: April 22, 2004 ——————————————	Knape & Vogt Manufacturing Company
        (Registrant)

/s/ William R. Dutmers
——————————————
  William R. Dutmers
  Chairman and
  Chief Executive Officer

/s/ Leslie J. Cummings
——————————————
  Leslie J. Cummings
  Vice President of Finance and
Treasurer

Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT: Leslie Cummings, Vice President of Finance and Treasurer
Knape & Vogt Manufacturing Company (616) 459-3311, Ext. 225
or
Jeff Lambert, Paula MacKenzie (616) 233-0500
Lambert, Edwards & Associates, Inc. (mail@lambert-edwards.com)

Knape & Vogt Reports Increased Third Quarter Sales and Income

GRAND RAPIDS, Michigan, April 22, 2004 – Knape & Vogt Manufacturing Co. (Nasdaq: KNAP) today announced net income more than doubled on solid net sales growth for the third quarter ended March 27, 2004.

The Grand Rapids, Mich.-based manufacturer and distributor of drawer slides, shelving, storage and ergonomic office products reported that net sales increased 15.3 percent to $36.9 million for the third quarter of fiscal 2004, compared with net sales of $32.0 million during the same period a year ago. KV reported net income of $1.1 million, or $0.25 per diluted share, for the current quarter, compared with $395,387, or $0.09 per diluted share, during the same period in fiscal 2003. The net income for the prior year third quarter included a one-time tax benefit of approximately $400,000 or $0.09 per diluted share related to the Company amending certain prior year tax returns and taking advantage of a recent change in the tax law related to capital losses, which had been previously disallowed.

KV attributed the sales growth to the addition of both new products and new customers. During the third quarter of fiscal 2004, the Company reported $5.4 million in sales of new products. KV said the sales increase and resulting improved overhead absorption, coupled with a positive change in its sales mix to higher margin market channels, drove the higher income growth.

“We are pleased to report growth in all of our key markets, cumulating in double-digit growth at the consolidated level for both the third quarter and the first nine months of fiscal 2004,” said Bill Dutmers, chairman and CEO. “Our new products are at the core of this growth. We have added custom precision slides for our office furniture OEM customers, introduced the tool-free Shelf-Made™ Instant shelves product line for our retail customers and developed the line of Precision Built™ precision slides for our distribution customers. We also introduced a new garage organization program during this past quarter that earned KV the business of a major new retailer and opens up a key opportunity for this and other product lines.”

“We are also learning to utilize our knowledge of certain key products — such as our ergonomic line of office accessories – to create market-specific versions of these products for each of the markets that we serve,” continued Dutmers. “In fact, we recently modified several products from this line and have successfully placed them in the retail market, a new channel for KV in this product category.”

For the first nine months of fiscal 2004, KV reported a 56.0 percent increase in net income on a 15.3 percent increase in net sales compared to the prior year period. KV posted net income of $2.3 million, or $0.50 per diluted share, on net sales of $107.2 million in the 2004 nine-month period, compared with net income of $1.4 million, or $0.32 per diluted share, on net sales of $93.0 million for the first nine months of fiscal 2003. New products accounted for $15.2 million in sales for the first nine months of fiscal 2004, compared with $8.1 million in the year-ago period.

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Knape & Vogt, page 2 of 2

“We remained focused on developing new product ideas, listening to our customers and challenging ourselves to keep our costs competitive. Using this model, we believe there is further room for growth in all of our key markets,” said Dutmers.

“Our focus on the customer extends from how we develop product to how it’s packaged and merchandised to the selling tools we provide our retailer and dealer partners like our online Virtual Kitchen program and our KV Van mobile showrooms. And we are seeing these initiatives pay off as evidenced by the positive response to our new product introductions at the Kitchen/Bath Industry Show earlier this month in Chicago and at the just-completed National Hardware Show. At these shows, we introduced products such as our pir.o.et™, height-adjustable lazy susan, the Blind Base corner organization system, the line of upscale glass shelf kits and a new line of solid surface shelf kits.”

KV introduced several new kitchen and bath storage and organizational products at the Kitchen/Bath Industry Show and many innovative storage and shelving products at the Hardware Show, including a new Slat Wall Kit for home and garage storage and a broadened assortment of its Shelf-Made Instant shelves.

About Knape & Vogt
Knape & Vogt Manufacturing Co. brings more than a century of experience to the design, manufacture and distribution of kitchen and bath storage solutions and office products for original equipment manufacturers, specialty distributors, office furniture dealers, hardware chains and major home centers throughout the country. Additional information on KV’s product lines is available on www.knapeandvogt.com.

Cautionary Statement: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe,” “anticipates,” “think,” “intend,” “optimistic,” “forecast,” “expect,” “potential” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future improvements in net sales, margins and profitability. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Nine Months Ended		Three Months Ended
	March 27, 2004	March 29, 2003	March 27, 2004	March 29, 2003

Net sales	$107,215,636	$93,005,553	$36,859,638	$31,956,451

Cost of sales	85,055,330	72,928,282	28,912,254	25,344,793

Gross margin	22,160,306	20,077,271	7,947,384	6,611,658

Selling and administrative expenses	17,438,067	17,191,998	5,743,051	6,289,079

Other	-	271,325	-	-

Operating income	4,722,239	2,613,948	2,204,333	322,579

Interest and other expenses, net	1,216,043	955,324	376,416	318,509

Income before income taxes	3,506,196	1,658,624	1,827,917	4,070

Income taxes	1,256,073	216,544	689,576	(391,317)

Net income	$2,250,123	$1,442,080	$1,138,341	$395,387

Earnings per common share - basic and diluted:
Weighted average shares outstanding	4,516,208	4,517,063	4,516,349	4,516,244

Net income per share	$0 .50	$0.32	$0.25	$0.09

Cash dividend - Common stock	$.495	$.495	$.165	$.165

Cash dividend - Class B common stock	$.45	$.45	$.15	$.15

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Balance Sheets

	March 27, 2004 (Unaudited)	June 28, 2003

Assets

Current Assets:
Cash	$4,457,963	$3,846,611
Accounts receivable, net	20,619,473	16,820,600
Inventories	21,411,431	18,979,056
Prepaid expenses and other	1,348,544	731,751

Total current assets	47,837,411	40,378,018

Property, plant and equipment, net	29,881,471	33,989,109

Other assets	17,618,310	17,981,702

	$95,337,192	$92,348,829

Liabilities and Equity

Current liabilities	$21,535,011	$19,920,749

Long-term debt and capital leases	25,043,078	24,052,605

Deferred income taxes & other
long-term liabilities	13,385,753	13,613,613

Stockholders' equity	35,373,350	34,761,862

	$95,337,192	$92,348,829

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

Nine Months Ended
	March 27, 2004	March 29, 2003
From Operating Activities:
Net income	$2,250,123	$1,442,080
Depreciation and amortization	4,857,429	5,016,707
Change in retirement plan cost	258,765	85,632
Deferred income taxes	210,268	47,000
Loss (gain) on disposal of fixed assets	(3,758)	103,720
Changes in operating assets
& liabilities	(4,963,971)	(2,879,133)
Other, net	-	271,325

Net cash provided by operating activities	2,608,856	4,087,331

From Investing Activities:
Additions to property, plant & equipment net	(959,030)	(2,763,875)
Proceeds from sales of property, plant &
equipment	53,975	243,527
Other, net	(24,676)	(33,123)

Net cash used for investing activities	(929,731)	(2,553,471)

From Financing Activities:
Cash dividends paid	(2,136,760)	(2,135,573)
Net change in long-term debt/capital leases	990,473	(3,013)
Repurchase and retirement of common stock	-	(23,949)

Net cash used for financing activities	(1,146,287)	(2,162,535)

Effect of Exchange Rates on Cash	78,514	78,462

Net increase (decrease) in cash	$611,352	$(550,213)